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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2005

Commission File Number: 000-24459

JAVAKINGCOFFEE, INC.

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(Exact name of registrant)

Nevada 71-0915828

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(State of incorporation) (I.R.S. Employer Identification No.)

Suite 248, 811A Ryan Road

Richmond, British Columbia, Canada V7A 2E4

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(Address of principal executive offices and zip code)

(778) 891-5280

(Registrant's telephone number)

2904 E. Shady Lane, Highland Ranch, CO 80216

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(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

{ } Written communications pursuant to Rule 425 under the Securities Act (17

CFR 230.425)

{ } Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d -2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e -4(c))

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Item 1.01.	Entry into a Material Definitive Agreement.

On August 18, 2005, Javakingcoffee, Inc. (the “Company”, “we”, or “us”) entered into an Agreement and Plan of Reorganization (the “Agreement”), pursuant to which we acquired all of the outstanding shares of Whistlertel, Inc. (“Whistlertel”), a Nevada corporation, which was formerly a wholly-owned subsidiary of Hybrid Technologies, Inc. (“Hybrid”), in exchange for the issuance of 80,000,000 shares of our common stock.

FOR THE FULL TERMS OF THE AGREEMENT AND PLAN OF REORGANIZATION, PLEASE REFER TO THE COPY OF THE AGREEMENT FILED AS AN EXHIBIT WITH THIS REPORT.

Item 5.01. Changes in Control of Registrant.

On August 19, 2005, we completed the acquisition of Whistlertel, formerly a wholly-owned subsidiary of Hybrid, in exchange for the issuance of 80,000,000 shares of our common stock, or 69.56% of our outstanding common stock following such issuance, pursuant to the Agreement described above.

Hybrid is a publicly traded company that is involved in the development and marketing of electric powered vehicles and products. The common stock of Hybrid is traded on the OTC Bulletin Board under the symbol HYBT.OB. Hybrid is a reporting company under the Securities Exchange Act of 1934, as amended, and its filings with the Securities and Exchange Commission (“SEC”) are available at www.sec.gov, the SEC’s web site.

On December 3, 2004, Hybrid’s wholly-owned subsidiary, Whistlertel, formed on November 24, 2004, acquired all of the assets of Trade Winds Telecom, LLC, Fort Lauderdale, Florida, for a purchase price of $100,000. $20,000 of the purchase price was paid at closing on December 3, 2004, and the $80,000 balance of the purchase price is represented by a one-year note. The note is a liability of Hybrid, but not of Whistlertel, and under the Agreement we have not separately assumed liability for payment of this note. The stated objective of Whistlertel through its acquisition of the assets of Trade Winds Telecom LLC was to develop a superior multilevel platform that provides highly reliable and advanced telecommunications services. WhistlerTel planned to focus its efforts in many parts of the globe including developing countries where most areas are equipped with simple cable broadband internet services only, not telephone connections. The VoIP system is developed to work via the internet thus allowing those destinations to have access to a highly advanced telephone system. The immediate focus was planned to be Mexico, Guatemala, Honduras, Peru, Argentina, and mainland China. WhistlerTel currently services customers in North America, Central America, Latin America and Europe.

Please refer to Hybrid’s reports filed with the SEC for a discussion of the business of Whistlertel, and in particular Hybrid’s Current Report on Form 8-K, filed December 8, 2004, and the amendment to that report, filed May 20, 2005, both of which relate specifically to the acquisition of Trade Winds Telecom, LLC.

The audited financial statements of Trade Winds Telecom, LLC from inception through December 2, 2004, are attached as Exhibit C to the Agreement which is filed as an Exhibit to this report.

See the description below of the changes in our Board of Directors, to be effective August 30, 2005.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 18, 2005, our Board of Directors appointed two additional directors to our Board, Holly A. Roseberry and Mehboob Charania, who are currently serving as the two directors of Hybrid. Their appointment as directors is effective August 30, 2005, at which time our three current directors will resign.

Ms. Holly Roseberry is a director, and is the president and chief executive officer Hybrid. She obtained a Bachelor of Arts degree from Sacred Heart University in Bridgeport, Connecticut in 1973. Ms. Roseberry was employed from 1993 to 1996 as human resources manager, and from 1997 to 1999 as business office manager, of the Las Vegas location of Wards Department Store. Ms. Roseberry was not employed from 1999-2001. From 2001 to 2003, she acted as manager for 24/7 Drycleaning Laundromat, a private Las Vegas business.

Mr. Mehboob Charania is a director, and is the secretary, treasurer and chief financial officer of Hybrid since November 15, 2002. Since June 2001, Mr. Charania has been the owner and operator of Infusion Bistro, a restaurant located in Calgary, Alberta. From 1998 to 2001, he acted as a manager at IBM's Calgary office.

Item 3.02.	Unregistered Sales of Equity Securities.

Date	Title and Amount*	Purchaser	Underwriter	Total Offering Price/ Underwriting Discounts
August 19, 2005	80,000,000 shares of common stock issued to Hybrid Technologies, Inc. in connection with the acquisition of all of the outstanding stock of Whistlertel, Inc., a wholly-owned subsidiary of Hybrid Technologies, Inc.	Hybrid Technologies, Inc.	NA	$5,000,000

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.3 Agreement and Plan of Reorganization, dated as of August 18, 2005,     among the Company, Whistlertel, Inc. and Hybrid Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAVAKINGCOFFEE, INC.

Dated: August 19, 2005	By:	/s/ Chen Wu
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Chen Wu, Chief Executive Officer

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